EXHIBIT 31.3

Certification of Chief Executive Officer
pursuant to Rules 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934,
as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, P. Howard Edelstein, Chief Executive Officer and President of NYFIX, Inc., certify that:

1. I have reviewed this Amendment No. 1 on Form 10-Q/A of NYFIX, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: August 20, 2008

/s/ P. Howard Edelstein
P. Howard Edelstein
President and Chief Executive Officer